Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lexington Realty Trust of our report dated March 1, 2009, relating to the consolidated financial statements of Lex-Win Concord LLC, which appears in Lexington Realty Trust’s Annual Report on Form 10-K for the year ended December 31. 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 10, 2009